EXHIBIT 10.1

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

As of April 1, 2007, the Compensation Committee of CVB Financial Corp. has set the following base salaries (on an annual basis) for our named executive officers:

          Christopher D. Myers                                                                                                                               $ 525,000
              President, Chief Executive Officer

          Edward J. Biebrich, Jr.                                                                                                                             $ 275,000
              Executive Vice President, Chief Financial Officer

          Jay W. Coleman                                                                                                                                       $ 275,000
               Executive Vice President, Sales Division

          Edward J. Mylett, Jr.                                                                                                                                $ 265,000
               Executive Vice President, Credit Management Division

          Anthony Q. Evans                                                                                                                                    $ 225,000
               Executive Vice President, Service Division

Each of the named executive officers will be eligible to receive a discretionary bonus for 2007 pursuant to the CVB Financial Corporation (“CVB”) Discretionary Performance Compensation Plan.

In addition, each of the named executive officers receives the right to use a bank owned automobile. CVB also pays the country club dues for Messrs. Myers, Coleman and Mylett.

Like all employees of CVB, each of the named executive officers is also eligible to receive an allocation pursuant to CVB’s 401(k) and Profit Sharing Plan.

Each of the named executive officers is also eligible to participate in the CVB 2000 Stock Option Plan.